Exhibit (g)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

CITIBANK, N.A.

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF February 6, 2006

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of July 1, 2001 (the "Custodian Agreement"):

A. Additional Custodians

Bank of New York	FICASH
FITERM

B. Special Subcustodian

Subcustodian	Purpose
Bank of New York	Variable Rate Demand Notes
Chemical Bank, N.A.	Variable Rate Demand Notes
Bankers Trust Company	Variable Rate Demand Notes
NCNB National Bank of North Carolina	Variable Rate Demand Notes
NationsBank of Virginia	Variable Rate Demand Notes

C. Foreign Subcustodians

Country	Subcustodian	Depositories

Argentina	Citibank, N.A.	Caja de Valores S.A. Central de Registration y de Instrumentos de Endeamiento Publico (CRYL)
Australia	Citibank Pty Limited	Austraclear, Ltd. Clearing House Electronic Sub-Register System (CHESS)
Austria	Citibank, N.A.	Oesterreichische Kontrolbank AG (OeKB)
Bahrain	Citibank, N.A.	The Clearing, Settlement and Depository System
Bangladesh	Standard Chartered Bank PLC	Central Depository Bangladesh Limited
Belgium	Fortis Bank Citibank, N.A.	Euronext Brussels - CIK National Bank of Belgium
Bermuda	Bank of Bermuda	Bermuda Securities Depository (BSD)
Botswana	Barclays Bank of Botswana Ltd.
Brazil	Citibank, N.A.	Companhia Brasileira de Liquidacao e Custodia (CBLC) Central of Custody and Financial Settlement of Securities (CETIP) Central Bank/Sestema Especial de Liquidacoa e Custodia (SELIC)
Bulgaria	ING Bank N.V.	Central Securities Dejpository AD (CDAD) Bulgarian National Bank's Government Securities Settlement System (BNB)
Canada	Citibank Canada	Canadian Depository for Securities Ltd.
Chile	Citibank, N.A.	Deposito Central de Valores SA (DCV)
China - Shanghai China - Shenzhen	Citibank, N.A.	China Sec. Depository & Clearing Corp/Shanghai Branch China Sec. Depository & Clearing Corp/Shenzhen Branch
Colombia	Cititrust Colombia S.A.	Deposito Central de Valores (DCV) Deposito Centralizado de Valores (DECEVAL)
Costa Rica	Banco BCT SA	Central de Valores de la Bolsa Nacional de Valores (CEVAL)
Croatia	Privredna Banka Zagreb Dd	Central Depository Agency Inc. - Sredisnja Depozitarna Agencija (SDA)
Czech Republic	Citibank, A.S.	Czech National Bank Stredisko CennychPapiru (SCP)
Cyprus	Hellenic Bank Ltd.	Cyprus Central Depository and Central Registry (CDCR)
Denmark	Nordea Bank Denmark A/S	Vaerdipapircentralen (VP)
Dubai	The Hongkong & Shanghai Banking Corp.
Egypt	Citibank, N.A.	Misr for Clearing Settlement and Central Depository (MCSD) Bank of Egypt
Estonia	Hansabank Ltd.	Estonian Central Depository for Securities
Finland	Nordea Bank Finland PLC	Finnish Central Securities Depository (APK)
France	Citibank International Plc	Euroclear France
Germany	Citigroup Global Markets Deutschland AG & Co. KGaA	Clearstream Banking AG
Greece	Citibank International Plc.	Central Securities Depository SA (CSD) Bank of Greece Securities Settlement System (BOGS)
Hong Kong	Citibank, N.A.	Central Money Market Unit (CMU) Hong Kong Securities Clearing Company Limited (HKSCC)
Hungary	Citibank Rt.	The Central Depository and Clearing House Ltd. (KELER Ltd.)
Iceland	Arion Custody Services	Icelandic Securities Depository Limited
India	Citibank, N.A.	National Securities Depository Limited Central Depository Services Limited Reserve Bank of India (RBI)
Indonesia	Citibank, N.A.	Penyelesaian Transaksi Pasar Uang - Bank of Indonesia (BoI) PK Kustodia Sentral Efek Indonesia (KSEI)
Ireland	Citibank International Plc	Euroclear SA/NV and United Kingdom - Crest
Israel	Bank Hapoalim	Tel Aviv Stock Exchange-Clearinghouse (SECH)
Italy	Citibank, N.A.	Monte Titoli (MT)
Japan	Citibank, N.A.	Bankof Japan (BOJ) JASDEC
Jordan	Arab Bank Plc	Jordan Securities Depository Center
Korea	Citibank Korea, Inc.	Korea Securities Depository (KSD)
Latvia	Hansabank	Bank of Latvia (BOL) Latvian Central Depository (LCD)
Lithuania	Hansabank	Central Securities Depository of Lithuania (CSDL)
Luxembourg		Clearstream Banking (Luxembourg)
Malaysia	Citibank Berhad	Bank Negara Malaysia (BNM) Malaysian Central Depository Sdn. Bhd. (MCD)
Malta	HSBC Bank Malta plc	Malta Central Securities Depository
Mauritius	The Hongkong and Shanghai Banking Corporation, Ltd.	The Central Depository and Settlement Company (CDS) Bank of Mauritius
Mexico	Banco Nacional De Mexico (Banamex)	S.D. Indeval, S.A de CV
Morocco	Banque Commerciale du Maroc	Maroclear
Netherlands	Citibank International Plc.	Euroclear-Netherlands- Necigef NIEC
New Zealand	Citibank Nominees (New Zealand) Limited	New Zealand Central Securities Depository Ltd. (NZCSD)
Norway	Nordea Bank Norge ASA	The Norwegian Central Securities Depository (VPS)
Oman	HSBC Bank Middle East Ltd.	Muscat Depository and Securities Registration Company (MDSRC)
Pakistan	Citibank, N.A., Karachi Branch	State Bank of Pakistan (SBP) Central Depository Company of Pakistan (CDC)
Peru	Citibank del Peru, S.A.	CAVALI ICLV S.A.
Phillippines	Citibank, N.A.	Phillipine Depository Trust Corporation Register of Scripless Securities (RoSS)
Poland	Bank Handlowy w Warsawie SA	National Depository for Securities (NDS) National Bank of Poland (NBP)
Portugal	Citibank International Plc	Interbolsa
Qatar	HSBC Bank Middle East Ltd.	Doha Securities Market (DSM)
Romania	Citibank Romania S.A.	Bucharest Stock Exchange (BSE) Societatea Nationala de Compensare, Decontare si Depozitare Pentru Valori Mobiliare S.A. (SNCDD)
Russia	ZAO Citibank	The National Depository Centre (NDC) Bank for Foreign trade of the Russian Federation (VTB) Depository Clearing Company (DCC)
Singapore	Citibank, N.A.	Central Depository Pte. Ltd. Monetary Authority of Singapore
Slovak Republic	Ceskoslovenska Obchodna Banka, s.a.	National Bank of Slovalia (NBS) Stredisko cennych papierov SR, a.s. (SCP)
Slovenia	Bank Austria Creditanstalt dd (BACA)	Central Securities Clearing and Depository Corporation (KDD)
South Africa	FNB Corporate (Division of FirstRand Bank Ltd)	Share Transactions Totally Electronic (STRATE)
Spain	Citibank International Plc.	Iberclear
Sri Lanka	Citibank, N.A.	Central Depository Systems Private Limited (CDS)
Sweden	Skandinaviska Enskilda Banken	Vardepappercentralen (VPC)
Switzerland	Citibank, N.A.	SIS SegaInterSettle AG
Taiwan	Citibank, N.A.	Taiwan Securities Central Depository Co., Ltd.(TSCD) Taiwan Government Securities System (CGSS)
Thailand	Citibank, N.A.	Thailand Securities Depository Company, Ltd. Bank of Thailand
Turkey	Citibank, N.A.	Takasbank ISE Settlement and Custody Bank Inc. Central Bank of Turkey (CBT)
Ukraine	ING Bank Ukraine	Interregional Securities Union (MFS) National Bank of Ukraine (NBU)
United Arab Emirates		Central Depository
United Kingdom	Citibank, N.A.	Central Moneymarkets office (CMO) Crestco Limited
United States	Citibank
Venezuela	Citibank, N.A.	Caja Venezolana de Valores CA (CVV) Central Bank
Zimbabwe	Barclays Bank of Zimbabwe
Euroclear
Clearstream

Each of the Investment Companies listed on
Appendix "A" to the Custodian Agreement,
on behalf of each of their respective portfolios

By: /s/John Costello
Name: John Costello Title: Asst. Treasurer

Citibank, N.A.

By: /s/Alfred F. Noll Name: Alfred F. Noll Title: Vice President